March 8, 2012

Mr. Jon Medved

Zerubavel 6

Jerusalem 93511

Israel

Dear Jon:

As discussed between us we have mutually determined that you will cease providing services to Vringo (Israel) Ltd. (“Vringo” or the “Company”) as its Chief Executive Officer. This letter sets out the terms of such separation, including provisions set forth in your Employment Agreement with the Company dated as of July 29, 2007, as amended (the “Employment Agreement”), as well as several items which are now offered at the Company’s discretion in exchange for your agreement to the terms hereof. Unless indicated otherwise, capitalized terms contained in this Separation Letter Agreement are defined in the Employment Agreement.

This Separation Letter Agreement constitutes a notice of cessation of your Employment Agreement and your employment with the Company and sets forth the terms governing such separation.

1.	The Company agrees with you that you have ceased providing services to the Company as an employee as of the date of signing this Separation Letter Agreement and that the effective date of such cessation for the purposes described herein shall be May 6, 2012 (the “Effective Date”). The period from March 8, 2012 until the Effective Date shall be deemed sufficient prior notice for all purposes. Notwithstanding the aforementioned Effective Date, by your signature below, you are acknowledging that as of March 7, 2012 (the “Separation Date”), you are officially leaving your position as the Company’s CEO, as well as resigning from your directorships with the Company and with Vringo, Inc., the parent company of the Company (hereinafter referred to as the “Parent Company”). For the avoidance of doubt, as of the Separation Date, you will relinquish all titles, offices and authority and you will not act on behalf of or hold yourself out as being a representative of the Company or Parent Company following such date. The Parent Company shall provide you with a copy of a press release regarding your resignation prior to the announcement.

Within thirty (30) calendar days of the Effective Date, you shall transfer to the Company or the Company’s specific designee any relevant Company or Parent Company materials that are not already in the Company’s possession with other employees. This will include paper and electronic files related to Company or Parent Company matters and other items as defined in your Employment Agreement. Notwithstanding this transfer of Company or Parent Company tangible and electronic files, provided you are not in breach of any terms or provisions of this Separation Letter Agreement you are permitted to maintain your confidential Company email address (jon@vringo.com) and specify instructions for automatic forwarding to an address of your choice for a transition period of thirty-six (36) months following the Effective Date, with the stipulation that you immediately forward to the Company’s designee all emails involving Vringo business and maintain in confidence (per your Employment Agreement) the content of such emails.

2.	Under the terms of your Employment Agreement, since we agree that you are resigning as CEO of the Company for Good Reason, you are entitled to receive severance payments in an amount equal to your adjusted Salary of US $15,937.50 plus full benefits per month, for a period of nine (9) months following the Effective Date (that is, until February 6, 2013 (the “Termination Date”)), payable on a monthly basis in accordance with the Company’s normal payroll policies. The severance payments will be paid in NIS, according to a previously-agreed normalized exchange rate of 4.00 NIS/$. You will provide us at the Separation Date with an updated standard Form 101, and provide further updated forms during the period through the Termination Date to the extent that there are changes in your status, including if you will have additional employment income during such period. If at any time during the period through the Termination Date, you receive employment income from another employer, the Company will process payments to you at the maximum tax rates, as required by law, unless the Company is presented with a tax reconcilation document from the Tax Authorities (“Teum Mas”).

3.	In addition to the severance payments described in item 2 above, you will receive all the benefits associated with your Salary as the Company’s CEO, including the timely release shortly following the Termination Date, in full, of your Manager’s Insurance Fund/Bituach M’nahalim (including its severance, disability and pension components) for the entire period you will have been employed by the Company (April 1, 2006 through the Termination Date). You shall also receive through the Termination Date, continuing benefits from the Company to include: national insurance payments (Bituach Leumi); Further Education Fund contributions (Keren Hishtalmut); payments for Car expenses (maintenance, lease and other related expenses) up to US $1,000 per month; and your personal life insurance premiums up to NIS 5,500 per month. You agree that during the period from the Effective Date through the Termination Date, you will be deemed to be utilizing any vacation days that accrue during such period, and will not be entitled to any further payment with respect thereto.

4.	Your final Salary for the month immediately following the Termination Date shall also include payments for any unpaid vacation days and recuperation pay (D’may Havra’a) through the Effective Date, subject only to deduction of any amounts the Company may need to withhold to cover any amounts owed by you to the Company (and that such amount is estimated as of the date of this Separation Letter Agreement to be NIS 141,929 for vacation (representing 48.24 accrued and unused vacation days) and NIS 1,916 for “recuperation pay” (D’may Havra’a) representing 279 accrued and unpaid days).

5.	To the extent such policy is in effect, you will personally continue to be covered (for acts performed as CEO and Director of the Company and Parent Company prior to the Effective Date) by the Company’s and/or Parent Company’s D&O insurance policy, for a period of seven (7) years following the Effective Date, or for such other period considered customary in the industry and readily obtainable as D&O tail coverage.

6.	You have on several previous occasions been awarded options to purchase stock of the Parent Company. The numbers of such options, as well as their respective grant dates, vesting periods, and strike prices, are all set forth in Appendix 1 to this Separation Letter Agreement. Per our discussions and agreements, and notwithstanding that which is set forth in your option agreements or the original vesting schedules with the Company or Parent Company, we agree that, subject only to your good faith compliance with your obligations to the Company that survive the termination of your employment, (i) all unvested options set forth in Appendix 1 (other than the penny options, as described below) shall continue to vest according to the current vesting schedule despite the cessation of your employment with the Company, (ii) your right to exercise all options that have vested on or before June 21, 2013 shall remain available to you until September 21, 2013, and, if and to the extent that the Company shall in the future make available such a possibility to its Israeli employees under the relevant incentive plan, you may choose to engage in a cashless exercise of such vested options, and (iii) all options granted to you on March 17, 2010 at a strike price of $ 0.01 that remain unvested shall fully vest as of June 21, 2012. If you decide to exercise some or all of the aforesaid options before September 21, 2012, the Company, to the extent possible and upon written instructions from you, can deduct the relevant amounts from some of its continuing Salary and other payment obligations it has to you. Otherwise, as well as with respect to your potential exercise of other vested options after September 21, 2012, exercise will only be possible upon receipt of a check made payable to the Company in the amount set forth above (or the NIS equivalent converted at the representative rate on the date of receipt of the check). You represent and warrant that you will not dispose of any securities of the Parent Company in violation of any securities law or regulation.

7.	In addition to the options set forth in Appendix 1 hereto, the Company hereby grants to you an additional 100,000 options, vesting over three (3) years, subject only to your good faith compliance with your obligations to the Company that survive the termination of your employment. Vesting for such options shall commence as of the Separation Date, subject to the approval of this grant at the next regularly scheduled board meeting to take place not later than April 15, 2012, and the strike price shall be the closing market value price determined on such date.

8.	In the event that, at any time, the Parent Company files any registration statement with a public stock exchange to include options or shares of stock held or owned by its or the Company’s employees and/or service providers, it shall include within such registration statement all shares of Parent Company stock and options to purchase such stock held by you, including those options and shares referenced in paragraphs 6 and 7 above.

9.	In return for the Company and Parent Company's agreements to the terms set forth in this Separation Letter Agreement, and as a condition to such terms, you, for yourself, your heirs, privies, executors, administrators, assigns, successors-in-interest and predecessors-in-interest, hereby release and forever discharge the Company, the Parent Company, and each of their affiliates and subsidiaries, the present or former officers, directors, employees and agents of all of them (collectively, the “Company Releasees”) of and from any and all charges, complaints, actions, causes of action, grievances, suits, liabilities, obligations, promises, controversies, damages, losses, debts and expenses and claims in law or in equity of any nature whatsoever, known or unknown, suspected or unsuspected, you ever had, now have or shall have against any Company Releasees to the Effective Date, including those arising by reason of any and all matters connected with your past employment with, compensation during, and separation from the Company. The Company acknowledges that the release contained in this paragraph shall not preclude you from suing to enforce your rights (i) under this Separation Letter Agreement, or (ii) with respect to any future act or omission involving misconduct or gross negligence by the Company that directly causes you harm.

10.	In return for your execution of this Separation Letter Agreement, the Company, for itself and its affiliates (including the Parent Company), predecessor organizations, present or former partners, members, committees and officers hereby releases and forever discharges you, your heirs, privies, executors, administrators, assigns, successors-in-interest and predecessors-in-interest to the same extent you released the Company in paragraph 9 above.

11.	In return for the Company's agreement to the terms set forth in this Separation Letter Agreement, and as a condition to such terms, you agree to vote all voting securities of the Parent Company created (by grant or extended exercise period) or otherwise accelerated by the terms hereof consistent with the written recommendation of the Parent Company's Board of Directors. For the removal of any doubt, however, you are free to vote securities you hold in the Parent Company that are unrelated to the options granted, subject to extended exercise or accelerated by the provisions of this Separation Letter Agreement, in any manner you so choose.

12.	The Company and you hereby agree to refrain from making any written or oral statement or taking any action, directly or indirectly, which the parties know or reasonably should know to be disparaging or negative concerning the other, except as required by law. We each also hereby agree to refrain from suggesting to anyone that any written or oral statements be made which the parties know or reasonably should know to be disparaging or negative concerning the other party. This provision shall include, but not be limited to, the requirement that we each refrain from expressing any disparaging or negative opinions concerning one another, your separation from the Company, any of the Company's officers, directors, or employees, or other matters relative to the Company's reputation as an employer or any other matters relative to your reputation as an executive

13.	By February 6th , 2013, you are required to either return to the Company your Company Car and keys or personally assume the Car lease on your Company Car. This choice will be at your option. To avoid doubt, you will be solely responsible for any penalty fees incurred for early or late return of the Company Car, any damages to the Company Car and traffic and parking violations relating to the period of your use of the Company Car. An appropriate portion of your February 2013 entitlements will be withheld for up to 30 days to ensure payment of any outstanding matters relating to the use of the Company Car or other Company property. A single laptop computer and mobile phone / SIM card you have been using are yours to keep (and any additional items should be promptly returned within 30 days of the Separation Date).

14.	You agree that, as of the Termination Date, you will cease to incur expenses in the name of the Company or Parent Company, or for which the Company or Parent Company could be liable, including but not limited to your expense accounts. Neither the Company nor Parent Company will be responsible for reimbursing any expenses which have not been submitted prior to the execution and delivery of this Separation Letter Agreement.

15.	The terms contained in this Separation Letter Agreement are contingent upon your provision of the release contained in paragraph 9 hereof, your full co-operation in the transition arising from your departure from the Company, and your compliance with the terms of your Employment Agreement with the Company, including but not limited to provisions regarding confidentiality and noncompetition (see sections 10 and 12 thereof), which survive this departure from the Company. In furtherance of those confidentiality and noncompetition undertakings, we agree that (A) the terms of this Separation Letter Agreement are confidential and shall not be the subject of any disclosure to third parties other than to advisors or as required by law, regulation, or any NYSE Amex rule and (B) notwithstanding the Employment Agreement provision, you may provide professional services to Movius, Swagbucks and MEN, as well as any other companies brought by you to the Company and approved as a specific carveout to your non-compete obligations under the Employment Agreement on a case-by-case basis, provided that in each such instance you shall refrain from any use of or reliance upon trade secrets or other confidential, proprietary or non-public information of the Company and the Parent Company.

16.	This Separation Letter Agreement contains the entire understanding between the parties. This Separation Letter Agreement supersedes all prior understandings among the parties hereto with respect to the subject matter contained herein.

17.	By signing this Separation Letter Agreement, you acknowledge that you are not aware of having violated any material provision of your Employment Agreement or any other employment-related agreement entered into by you and the Company, which would have given the Company the right to terminate you for Cause (as defined thereunder).

18.	This Separation Letter Agreement may be signed in counterparts, each of which may be delivered by facsimile or other electronic transmission, and each of which, when taken together, shall constitute one and the same Separation Letter Agreement.

19.	Any notice to the Company or Parent Company shall be addressed to it in care of its Chief Financial Officer at its executive offices located at 1Yigal Allon Blvd. Beit Shemesh 99062 Israel, and any notice to you shall be addressed to the you at the address currently in the records of the Company. Any notice shall be deemed duly given if and when properly addressed and either (i) posted by registered or certified mail, postage prepaid or (ii) sent by reputable overnight courier or (iii) delivered in person.

/s/ Seth Siegel
Seth Siegel, Chairman
Vringo, Inc., on behalf of Vringo (Israel) Ltd.

Accepted and agreed by:

/s/ Jon Medved
Jon Medved

Date: March 8, 2012